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                               CUSTODIAN AGREEMENT

     THIS AGREEMENT is dated as of January 1, 2005 and is by and between each registered investment company listed on Appendix A to this Agreement, each a corporation or trust organized and existing under the laws of Wisconsin or Delaware, respectively (the "RIC"), on behalf of each RIC's investment portfolios (the "Fund") and Wells Fargo Bank, N.A. (the "Custodian"), a banking association organized under the laws of the United States of America with its principal place of business at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.

     WHEREAS, the RIC is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and

     WHEREAS, the RIC desires to appoint the Custodian as custodian of the securities and cash of each Fund and the Custodian is willing to act in such capacity upon the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1. DEFINITIONS

     Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow.

(a) 1940 ACT: The term 1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.

(b) AUTHORIZED PERSON: The term Authorized Person shall be deemed to include the treasurer, the controller or any other person, whether or not any such person is an Officer or employee of the RIC, duly authorized by the Board of Directors/Trustees ("Board") to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate attached hereto or such other Certificate as may be received from time to time by the Custodian.

(c) AUTHORIZED ADMINISTRATIVE PERSON: The term Authorized Administrative Person shall mean those persons, duly authorized by the Board, to give Oral and Written Instructions with respect to the payment of expenses for designated Funds.

(d) BOARD: The term Board shall mean the Board of Directors/Trustees of the RIC.

(e) BOOK-ENTRY ACCOUNT: The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

(f) BOOK-ENTRY SECURITIES: The term Book-Entry Securities shall mean securities issued by the United States Treasury and United States Federal agencies and instrumentalities that are maintained in the book-entry system maintained by a Federal Reserve Bank.

(g) CERTIFICATE: The term Certificate shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund by any two Officers of the RIC.

(h) CLEARING MEMBER: The Term Clearing Member shall mean a registered broker-dealer that is a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

(i) DEPOSITORY: The term Depository shall mean The Depository Trust Company ("DTC"), Participants Trust Company ("PTC"), and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor(s) and its nominee(s), provided the Custodian has received a certified copy of a resolution of the Board specifically approving deposits in DTC, PTC or such other clearing agency. The term "Depository" shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board approving deposits therein by the Custodian.

(j) CUSTODIAN: The term Custodian shall mean the Custodian in its capacity as custodian under this Agreement.

(k) FOREIGN SECURITIES: The term Foreign Securities shall mean "Foreign Securities" as that term is defined in Rule 17f-5 under the 1940 Act.

(l) FOREIGN CUSTODIAN: The term Foreign Custodian shall mean "Eligible Foreign Custodian" as that term is defined in Rule 17f-5 under the 1940 Act.

(m) FUND BUSINESS DAY: The term Fund Business Day shall mean a day that is a business day for a Fund as defined in the Fund's prospectus.

(n) FUNDS: The term Funds shall mean the Funds listed in Appendix A or any Fund that the RIC shall subsequently establish, provided that the Custodian may decline to act as custodian for any Fund subsequently established.

(o) MARGIN ACCOUNT: The term Margin Account shall mean a segregated account in the name of a broker, dealer, or Clearing Member, or in the name of the RIC or a Fund for the benefit of a broker, dealer, or Clearing Member, or otherwise, in accordance with an agreement between the RIC on behalf of a Fund, the Custodian and a broker, dealer, or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or moneys of a Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry on its books and records.

(p) MONEY MARKET SECURITIES: The term Money Market Securities shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same date as such purchase or sale.

(q) OFFICERS: The term Officers shall be deemed to include the President, the Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Board to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate attached hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

(r) ORAL INSTRUCTIONS: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Oral Instructions on behalf of the RIC or a Fund. Each Oral Instruction shall specify whether it is applicable to the entire RIC or a specific Fund of the RIC.

(s) REVERSE REPURCHASE AGREEMENT: The term Reverse Repurchase Agreement shall mean an agreement pursuant to which a Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

(t) SECURITIES: The term Securities shall include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the RIC.

(u) SECURITIES DEPOSITORY: The term Securities Depository shall mean a system, domestic or foreign, for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities and shall include any system for the issuance of Book-Entry Securities.

(v) SEGREGATED SECURITY ACCOUNT: shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of a Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as a Fund may from time to time determine.

(w) SHARE CERTIFICATES: The term Share Certificates shall mean the certificates for the Shares.

(x) SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the RIC.

(y) SHARES: The term Shares shall mean the shares of common stock of a Fund, each of which, in the case of a Fund having classes, is allocated to a particular class.

(z) SUB-CUSTODIAN: The term Sub-Custodian shall mean any person selected by the Custodian under Section 20 hereof and in accordance with the requirements of the 1940 Act to custody any or all of the Securities and cash of the RIC, and shall include Foreign Sub-Custodians.

(aa) RIC: The term RIC shall mean the registered investment companies listed on Appendix A.

(bb) WRITTEN INSTRUCTIONS: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the RIC or a Fund. Each Written Instruction shall specify whether it is applicable to the entire RIC or a specific Fund of the RIC.

     SECTION 2. APPOINTMENT

     The RIC hereby appoints the Custodian as custodian of the Securities and cash of each Fund from time to time on deposit hereunder. The Securities and cash of each Fund shall be and remain the sole property of the Fund and the Custodian shall have only custody thereof. The Custodian shall hold, earmark and physically segregate for the appropriate Fund account of the RIC all non-cash property, including all Securities that are not maintained pursuant to Section 6 in a Securities Depository or Book-Entry Account. The Custodian will collect from time to time the dividends and interest of the Securities held by the Custodian.

     The Custodian shall open and maintain a separate bank or trust account or accounts in the name of the RIC and each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the RIC or a Fund. Notwithstanding the foregoing, a separate bank account may be established by the RIC to be used as a petty cash account in accordance with Rule 17f-3 under the 1940 Act and the Custodian shall have no duty or liability with regard to such account.

     Upon receipt of Written Instructions, funds held by the Custodian for a Fund may be deposited by the Custodian to its credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 3. DELIVERY OF BOARD RESOLUTIONS

     The RIC shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all signatories authorized to sign on behalf of the RIC or any Fund thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give written Instructions.

     The RIC shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the RIC or any Fund. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the RIC.

     SECTION 4. INSTRUCTIONS

     For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the RIC shall deliver or have delivered to the Custodian a confirmatory Written Instruction; and if the Custodian receives an Instruction, whether Written or Oral, with respect to a Securities transaction, the RIC shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the RIC. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the RIC. The RIC shall be responsible, at the RIC's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the RIC shall give the Custodian specific Written Instructions as to the action required.

     SECTION 5. DEPOSIT OF RIC ASSETS

     The RIC will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities, other property and cash owned by each Fund at the time this Agreement becomes effective, provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any securities or other property that are not in proper form for deposit or any reason. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the RIC on behalf of the Fund. The RIC may deposit with the Custodian additional Securities of the Funds and dividends or interest collected on such Securities as the same are acquired from time to time.

     The RIC will cause to be deposited with the Custodian from time to time (i) the net proceeds of Securities sold, (ii) the applicable net asset value of Shares sold, whether representing initial issue or any other securities and
(iii) cash as may be acquired. Deposits with respect to sales of Shares shall be accompanied by Written or Oral Instructions stating the amount to be deposited with the Custodian and registration instructions.

     SECTION 6. DEPOSIT OF RIC ASSETS WITH THIRD PARTIES

     The RIC hereby authorizes the Custodian to deposit assets of the Funds as follows:

     (a) With the Custodian or any other bank licensed and regularly examined by the United States or any state thereof assets held in the Option Account created pursuant to Section 14(b).

     (b) In the Custodian or Sub-Custodian's account(s) with any Securities Depository as the RIC shall permit by Written or Oral Instruction.

     (c) Book-Entry Securities belonging to a Fund in a Book-Entry Account maintained for the Custodian.

     So long as any deposit referred to in (b) or (c) above is maintained for a Fund, the Custodian shall: (i) deposit the Securities in an account that includes only assets held by the Custodian for customers; (ii) send the RIC a confirmation (i.e., an advice of notice of transaction) of any transfers of the RIC or a Fund to or from the account; (iii) with respect to Securities of a Fund transferred to the account, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or credited to the Custodian's account on the books of a Securities Depository or the Custodian's agent; (iv) promptly send to the RIC all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and (v) send to the RIC such reports of the systems of internal accounting control of the Custodian and its agents through which Securities are deposited as are available and as the RIC may reasonably request from time to time.

     The Custodian shall be liable to the RIC or affected Fund for any loss or damage to the RIC or the Fund resulting from the negligence (including failure to act), fault or willful misconduct of the Custodian, its agents or employees in selecting a Securities Depository or Book-Entry Account. The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The RIC on behalf of the affected Fund may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any such loss or damage, if and to the extent that the RIC or the affected Fund has not been made whole for any such loss or damage.

     SECTION 7. REGISTRATION OF SECURITIES

     The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 6, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Fund or its nominee. In the event that any Securities are registered in the name of the Fund or its nominee, the RIC on behalf of the Fund will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases, be in due form for transfer, or registered as above provided.

     SECTION 8. DISBURSEMENTS OF CASH

     The Custodian is hereby authorized and directed to disburse cash to or from a Fund from time to time as follows:

     (a) For the purchase of Securities by the Fund, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 7, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank.

     (b) For transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection (a) above, upon receipt by the Custodian of (i) Written or Oral Instruction specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) written agreement to repurchase the Securities from the Fund.

     (c) For transferring funds to a duly-designated redemption paying agent to redeem or repurchase Shares, upon receipt of (i) either Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) Written or Oral Instructions stating the applicable redemption price.

     (d) For exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid.

     (e) For repaying, in whole or in part, any loan of a Fund, or returning cash collateral for Securities loaned by a Fund, upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment.

     (f) For paying over to a duly-designated dividend disbursing agent such amounts as may be stated in Written or Oral Instructions, as the Fund deems appropriate to include in dividends or distributions declared on the Shares.

     (g) For paying or reimbursing the Fund for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures are or were authorized by resolution of the Board and specifying the amount of payment, the purposes for which such payment is to be made, and the person or persons to whom payment is to be made.

     (h) For transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian.

     (i) To advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items.

     (j) To pay proper compensation and expenses of the Custodian, upon Written Instructions.

     (k) To pay, or provide the Fund with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions.

     (l) To transfer funds to a separate checking account maintained by the RIC on behalf of a Fund.

     (m) To pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services.

     Before making any payments or disbursements, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more or the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement maybe made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board.

     SECTION 9. DELIVERY OF SECURITIES

     The Custodian is hereby authorized and directed to deliver Securities of the Funds from time to time as follows:

     (a) For completing sales of Securities sold by a Fund, upon receipt of (i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 6(b) or (c) above.

     (b) For exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions.

     (c) For exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, re-adjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions.

     (d) For presenting for payment Securities that have matured or have been called for redemption;

     (e) For delivering Securities upon redemption of Shares in kind, upon receipt of (i) Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) appropriate Written or Oral Instructions.

     (f) For depositing with the lender Securities to be held as collateral for a loan to a Fund or depositing with a borrower Securities to be loaned by a Fund, (i) upon receipt of Written or Oral Instructions directing delivery to the lender or borrower and suitable collateral, if Securities are loaned or (ii) pursuant to the terms of a separate securities lending agreement.

     (g) For complying with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the securities to be delivered and the payment to be received and (ii) payment.

     (h) For depositing with a depository agent in connection with a tender or other similar offer to purchase Securities of a Fund, upon receipt of Written or Oral Instructions.

     (i) For depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of a Fund, the Custodian or any nominee of either in accordance with Section 7.

     (j) For other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

     (k) Notwithstanding the foregoing, the Custodian may, without Written or Oral Instructions, surrender and exchange Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option; provided, however, that the Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange. To facilitate any such exchange, the Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption and to effectuate the exchange in accordance with customary practices and procedures established in the market for exchanges.

     SECTION 10. BORROWINGS

     The Fund will cause any person (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice of undertaking in the form currently employed by the lender setting forth the amount that the lender will loan to the RIC against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender, (ii) the amount and terms of the loan, which terms may be specified by incorporating by reference an attached promissory note or loan agreement duly endorsed by the RIC on behalf of the Fund, (iii) the time and date, if known, on which the loan will be consummated (the "borrowing date"), (iv) the date on which the loan becomes due and payable, (v) the total amount payable to the Fund on the borrowing date,
(vi) the market value of Securities to be delivered as collateral for such loan and (vii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instructions do not contain the requirements of (vii) above. The Custodian may, at the option of the lender, keep such collateral in its possession; provided such collateral is subject to all rights given the lender by any promissory note or loan agreement executed by the RIC on behalf of a Fund.

     The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian.

SECTION 11. INDEBTEDNESS TO CUSTODIAN

     If, in its sole discretion, the Custodian advances funds to a Fund to pay for the purchase of Securities, to cover an overdraft of the Fund's account with the Custodian, or to pay any other indebtedness to the Custodian, the Fund's indebtedness shall be deemed to be a loan by the Custodian to the Fund, payable on demand and bearing interest at the rate specified in the separate Overdraft and Compensating Balances Procedures; provided, however, that the Custodian shall give the Fund notice of any such advance that exceeds five percent of the value of the Securities and cash held by the Custodian at the time of the advance. The Fund hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of 100% of any such overdraft or indebtedness, in any property then held by the Custodian or its agents for the benefit of the Fund, or in which the Fund may have an interest. The Fund authorizes the Custodian, in its sole discretion, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to the Fund on the Custodian's books. Under no circumstances will one Fund be liable for the indebtedness of another Fund.

     SECTION 12. COMPENSATING BALANCES

     The Custodian may compensate a Fund for any interest earned by the Custodian on uninvested cash balances maintained in a Fund's account pursuant to the Overdraft and Compensating Balances Procedures. The Custodian shall maintain records, or provide the Fund with such records, sufficient to identify payments made pursuant to this section, and the uninvested cash balance and interest earned on such balance that prompted the compensating balances payment.

     SECTION 13. SECURITIES LOANS

     The Custodian may from time to time lend securities of a Fund in accordance with and pursuant to a separate securities lending agreement.

     SECTION 14. OPTIONS, FUTURES CONTRACTS AND SEGREGATED ACCOUNTS

     The  Custodian's   responsibilities  regarding  option  contracts  will  be
governed by the following sub-paragraphs:

     (a) OPTIONS.

          (i) Upon receipt of Written or Oral Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option; (B) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities Depository) subject to the covered call option written on behalf of the Fund; and (C) pay, release and/or transfer such securities, cash or other assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

          (ii) Upon receipt of instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and any Written or Oral Instructions, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (B) deposit and maintain in a segregated account Securities (either physically or by book-entry in a Securities Depository cash), and/or other assets; and (C) pay, release and/or transfer such Securities, cash or other assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The Custodian shall not be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

     (b) FUTURES CONTRACTS. Upon receipt of Written or Oral Instructions, the custodian shall enter into a futures margin procedural agreement among the Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (A) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Series; (B) deposit and maintain in a segregated account cash, Securities and/or other assets designated as initial, maintenance or variation "margin" deposits intended to secure the Funds' performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by the Funds, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (C) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. The Custodian shall not be responsible for determining the type and amount of assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

     (c) SEGREGATED ACCOUNTS. Upon receipt of Written or Oral Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Funds, into which account or accounts may be transferred assets of each Fund, including Securities maintained by the Custodian in a Securities Depository, said account or accounts to be maintained
(i) for the purpose of compliance by the Fund with the procedures required by SEC 1940 Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies or
(ii) for such other purposes as may be set forth, from time to time in Written or Oral Instructions. The Custodian shall not be responsible for the determination of the type or amount of assets to be held in any segregated account referred to in this paragraph.

     SECTION 15. EXERCISE OF POWERS WITH RESPECT TO SECURITIES

     The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Fund or such persons as it may designate shall have the right to vote, consent or otherwise act with respect to Securities. The Custodian will exercise its best efforts (as defined in Section 17) to furnish to the Fund in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Fund or its designee may vote, consent or otherwise act.

     SECTION 16. COMPENSATION

     (a) Each Fund agrees to pay to the Custodian compensation for its services as set forth in Appendix A hereto, or as shall be set forth in written amendments to Appendix A approved by the Fund and the Custodian from time to time.

     (b) The Fund shall pay all fees and expenses of any Sub-Custodian approved by the Fund.

     SECTION 17. CORPORATE ACTIVITY

     The Custodian will exercise its best efforts to forward to the Fund in a timely manner all notices of shareholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding share certificates and dividend, principal and interest payments) sent to the Custodian as registered owner of Securities. Best efforts as used in this Agreement shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

     Upon receipt of warrants or rights issued in connection with the assets of a Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Fund of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

     Custodian shall take all reasonable actions, as agreed to by the RIC and the Custodian, to assist the RIC in obtaining from year to year favorable opinions from the RIC's independent auditors with respect to the Custodian's activities hereunder.

     SECTION 18. RECORDS

     The Custodian acknowledges and agrees that all books and records maintained for the RIC or a Fund in any capacity under this Agreement are the property of the RIC and may be inspected by the RIC or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the RIC. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the 1940 Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 under the 1940 Act.

     The Custodian shall furnish each Fund with a daily activity statement and a summary of all transfers to or from each Fund custody account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the RIC with a detailed statement of the Securities and moneys held by the Custodian for the Funds under this Agreement.

     SECTION 19. LIABILITY

     The Custodian assumes only the usual duties and obligations normally performed by custodians of open-end investment companies. The Custodian specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Funds, whether or not on deposit hereunder. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

     The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the RIC or its Officers, or information furnished by the RIC or its Officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement. The Custodian may rely upon advice of counsel and upon statements of accountants, and shall not be liable for any non-negligent action taken in good faith reliance upon such advice or statements, provided that, if requested by a Fund, the Custodian provides written evidence of such advice of counsel or statement of accountants, if such advice or statements are not privileged or confidential.

     No liability of any kind, other than to the RIC or affected Fund, shall attach to the Custodian by reason of its custody of the Securities and cash held by the Custodian hereunder or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Fund; provided, however, that no such reimbursement shall occur unless the Fund is notified of the claim and is afforded an opportunity to contest or defend the claim, if it so elects. A Fund agrees to indemnify and hold the Custodian harmless for any loss, claim, damage or expense arising out of the custodian relationship under this Agreement; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct.

     Without limiting the rights of the RIC or the Fund under applicable law, the Custodian will indemnify and hold the RIC and the Fund harmless from any and all losses, liabilities, damages, or expenses (including reasonable fees and disbursements of counsel) from any claims resulting from the willful misconduct, bad faith, or gross negligence of the Custodian, its directors, officers, employees or agents, in the performance of the Custodian's duties or from reckless disregard by the Custodian or its directors, officers, employees or agents of the Custodian's obligations and duties under this Agreement.

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the RIC to keep the books of account of the Funds and/or compute the value of the assets of the Funds. The Custodian shall take all such reasonable actions as the RIC may from time to time request to enable the RIC to obtain, from year to year, favorable opinions from the RIC's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the RIC's reports on Form N-1A, Form N-SAR, Form N-CSR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the RIC of any other requirements of the Securities and Exchange Commission.

     SECTION 20. TAXES

     The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or the Securities held hereunder.


     SECTION 21. FOREIGN SECURITIES

     The Custodian shall be authorized to provide services as an eligible foreign custodian and act as a foreign custody manager, as those terms are defined in Rule 17f-5 under the 1940 Act, as amended. The Custodian shall not be responsible for acting as a foreign custody manager unless and until the Custodian accepts such delegation of responsibility pursuant to a separate Delegation Agreement, approved by the Board, that describes the Custodian's duties as a foreign custody manager and identifies the Funds for which the Custodian will so act.

     SECTION 22. SUB-CUSTODIANS

     (a) The Custodian may from time to time request appointment of one or more Sub-Custodians. Upon receipt of Written or Oral Instructions authorizing the use of a Sub-Custodian, the Custodian shall appoint one or more Sub-Custodians or Foreign Sub-Custodians of Securities and cash owned by the RIC from time to time.

     (b) The Custodian shall have no liability to the RIC by reason of any act or omission of any Sub-Custodian approved by the RIC, and the RIC shall indemnify the Custodian and hold it harmless from and against any and all actions, suits, claims, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian approved by the RIC. The Custodian assigns to the RIC any and all claims for any losses, costs, expenses, or damages that may be incurred by the RIC by reason of the negligence, gross negligence or misconduct of any Sub-Custodian approved by the RIC, or by reason of the failure of a Sub-Custodian approved by the RIC to perform in accordance with any applicable agreement, including instructions of the Custodian. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian approved by the RIC, if, in the opinion of the Custodian's counsel, such action will involve expense or liability to the Custodian. The RIC shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the RIC shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

     With respect to each Sub-Custodian not approved by the RIC, the Custodian shall be liable to the RIC for any loss which shall occur as a result of the failure of the Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that the Custodian would be liable to the RIC if the Custodian were holding such assets in its own premises. The Custodian shall be liable to the RIC under this paragraph only to the extent of the RIC's direct damages, to be determined based on the market value of the assets which are subject to loss and without reference to any special conditions or circumstances.

     SECTION 23. EFFECTIVENESS, DURATION AND TERMINATION

     (a) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective with respect to each Strong Fund on the date of the custody conversion for each Strong Fund, which is expected to occur as set forth in the conversion schedule attached to this Agreement. This Agreement shall remain in effect until the completion of the transactions contemplated by the Agreement and Plan of Reorganization between each RIC on behalf of each Fund, the Wells Fargo Funds Trust, the Wells Fargo Variable Trust, and others dated September 13, 2004.

     (b) This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the RIC shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within ninety (90) days after the date of the notice of termination, the Board shall, by resolution, designate the RIC as its own custodian. Each successor custodian shall be a person qualified to serve under the 1940 Act. Promptly following receipt of written notice from the RIC of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver all Securities and cash it then holds directly to the successor custodian and shall, upon request of the RIC and the successor custodian and upon payment of the Custodian's reasonable charges and disbursements, (i) execute and deliver to the successor custodian an instrument approved by the successor custodian's counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, (ii) transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and (iii) cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out the successor custodian's responsibilities hereunder. Upon delivery of the Securities and other assets of the RIC and compliance with the other requirements of this
Section 21, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, duties and obligations of the predecessor custodian.

     SECTION 24. REQUIRED PERFORMANCE ON FUND BUSINESS DAYS

     Nothing contained in this Agreement is intended to or shall require the Custodian, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day unless otherwise required by law.

     SECTION 25. MISCELLANEOUS

     (a) This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the RIC without the written consent of the Custodian, or by the Custodian without the written consent of the RIC. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the 1940 Act.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     (c) The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers all as of the day and year written below.


                                     EACH RIC LISTED ON APPENDIX A


                                     By:
                                         --------------------------------------
                                           [Name]
                                           [Title]



                                     WELLS FARGO BANK, N.A.


                                     By:
                                        ---------------------------------------
                                           [Name]
                                           [Title]

                               CUSTODIAL AGREEMENT

                                   APPENDIX A

I.       CUSTODY

         A.   DOMESTIC CUSTODY

              Asset based fee on a total  relationship  basis:
                ___ basis points for the first $__ billion
                ___ basis points for amounts in excess of $__ billion

              Transactions Fees, per transaction

              $_____ Per Depository Trust Company or Federal Reserve System Trade, Automated and Non-automated

              $_____       Per Definitive Security (Physical)

              $_____       Per Commercial Paper Trade

              $_____       Per Principle Reduction on Pass-Through Certificates

              $_____       Per Option/Futures Contract

              $_____ Per Fed Wire Deposit or Withdrawal - includes Third Party Time Deposits

              Note: Joint repurchase agreements will be charged as one transaction.

B.       GLOBAL CUSTODY

              Asset based fee:
              ___ basis points

              Transactions Fees, per transaction:
              $__

         The foregoing fee schedule is agreed to as of the execution of the Custodian Agreement and shall remain in effect until changed in writing by the parties.

                                   APPENDIX A
                                   (continued)


II.      REGISTERED INVESTMENT COMPANIES (RICS) AND FUNDS

         [Name]


                                 EACH RIC SET FORTH ABOVE


                                 By:
                                     -----------------------------------------
                                       [Name]
                                       [Title]


                                 WELLS FARGO BANK, N.A.


                                 By:
                                     -----------------------------------------
                                        [Name]
                                        [Title]


                                   APPENDIX B

                               FORM OF CERTIFICATE


     The undersigned, ________________, hereby certifies that he is the duly appointed and acting Secretary of Strong Funds, and that attached hereto is a correct and complete copy of certain resolutions duly adopted by the Board of Directors/Trustees of the Strong Funds on ______________, 2005.

     IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS CERTIFICATE AS OF THE _____ OF , 2005.

                                                     ---------------------------
                                                     [Name]